SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                            (Amendment No. _____)

Filed by the Registrant [ X ] Filed by a Party other than the Registrant [   ]

[   ]  Preliminary Proxy Statement      [   ]  Confidential, for   Use  of   the
[ X ]  Definitive  Proxy  Statement            Commission Only (as  permitted by
[   ]  Definitive Additional Materials         Rule  14a-6(e)(2)
[   ]  Soliciting Material Pursuant to
       ss.240.14a-11(c)or ss.240.14a-12

                         Managed Care Solutions, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         Managed Care Solutions, Inc.
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required
[   ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
       item 22(a)(2) of Schedule 14A.
[   ]  $500 per each party to the  controversy  pursuant to  Exchange  Act Rule
       14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

       2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

       4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

       5) Total fee paid:

          ----------------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box  if any part of the fee is offset as provided  by Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

          ----------------------------------------------------------------------

       2) Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

       3) Filing Party:

          ----------------------------------------------------------------------

       4) Date Filed:

          ----------------------------------------------------------------------

                         MANAGED CARE SOLUTIONS, INC.

                           NOTICE OF ANNUAL MEETING

                               OF STOCKHOLDERS

                               October 10, 1997

      You are cordially invited to attend the Annual Meeting of Stockholders of Managed Care Solutions, Inc. (the "Company") which will be held at the executive offices of the Company located at 7600 North 16th Street, Phoenix, Arizona, on Friday, October 10, 1997, at 8:00 a.m., Mountain Time, for the following purposes:

      1.    To elect directors; and

      2. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on August 25, 1997 are entitled to vote at the Annual Meeting or any adjournment thereof.

      A Proxy Statement and a proxy card solicited by the Board of Directors are enclosed herewith. The Proxy Statement should be read carefully. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to please mark, date and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.



                                       /s/ William G. Brown
                                       ----------------------------
                                       William G. Brown
                                       Secretary
Phoenix, Arizona
September 5, 1997

                         MANAGED CARE SOLUTIONS, INC.

                               PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                               October 10, 1997

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Managed Care Solutions, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held at the executive offices of the Company located at 7600 North 16th Street, Phoenix, Arizona, 8:00 a.m., Mountain Time, on Friday, October 10, 1997, and at any adjournment thereof.

      Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, and on other matters properly presented for a vote, in accordance with the judgment of the persons acting under the proxies. Any stockholder giving a proxy has the power to revoke it any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.

      The Company's executive offices are located at 7600 North 16th Street, Suite 150, Phoenix, Arizona 85020 and its telephone number is 602-331-5100.
Proxy materials are being mailed to stockholders beginning on or about September 5, 1997.

                     SHARES OUTSTANDING AND VOTING RIGHTS

      Only stockholders of record at the close of business on August 25, 1997, are entitled to vote at the Annual Meeting. The only voting stock of the Company outstanding is its Common Stock, of which 4,389,855 shares were outstanding at the close of business on August 25, 1997, and its Voting Preferred Stock, $1,000 par value per share, of which 6.85 shares (representing 100,667 votes) are outstanding (all of which are owned by Richard C. Jelinek, Chairman of the Company). Each share of Common Stock issued and outstanding is entitled to one vote. Votes will be tabulated, using an automated scanner, by the inspectors of election appointed by the Company.

                                   HISTORY

      The Company as it presently exists is the result of a spinoff and subsequent merger transactions which occurred on March 1, 1996. Prior to March 1, 1996 the Company was named Medicus Systems Corporation (the "Predecessor Corporation"). On March 1, 1996, all of the assets of the Predecessor Corporation, other than those related to its managed care business, were transferred to a wholly owned subsidiary of the Predecessor Corporation, and all of the shares of that company, then named Medicus Systems Corporation ("Medicus"), were distributed (the "Distribution") on a share-for-share basis to stockholders of the Predecessor Corporation. Immediately after the Distribution, the Company, which then consisted only of the managed care business of the Predecessor Corporation, effected a one-for-three reverse stock split. Also on March 1, 1996, immediately after the reverse stock split, the Company acquired three Arizona corporations engaged in the managed care business through merger transactions (the "Mergers") pursuant to which each of the Arizona corporations (Managed Care Solutions, Inc., now named Managed Care Solutions of Arizona, Inc. ("MCSAZ"), Ventana Health Systems, Inc. ("Ventana") and Arizona Health Concepts, Inc. ("AHC") became a wholly owned subsidiary of the Company, and the Company's name was changed to Managed Care Solutions, Inc.

                     COMMON STOCK OWNERSHIP BY MANAGEMENT

      The following table sets forth, as of May 31, 1997, certain information regarding the beneficial ownership of Common Stock by each of the Company's directors and executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group, and by each person known by the Company to be the beneficial owner of 5 percent or more of the outstanding Common Stock.

                                                        Shares            Percent of
            Name(1)                               Beneficially Owned     Common Stock
            -------                               ------------------     ------------

      James A. Burns...........................     243,500  (2)             5.5%
      Henry Kaldenbaugh........................     568,614                 13.0%
      John Lingenfelter........................     599,579                 13.7%
      Richard C. Jelinek.......................     752,822  (3) (4)        16.8%
      William G. Brown.........................     131,682  (2) (4)         2.9%
      Risa Lavizzo-Mourey......................       6,615  (2)             *
      Walter J. McNerney.......................      49,376  (2)             1.1%
      Michael J. Kennedy.......................      31,455  (2)             *
      Hollybank Investments, LP................     535,747  (5)            12.2%
      Blue Cross and Blue Shield of Texas, Inc.     879,221  (6)            16.7%
      Geralde Curtis...........................     362,053  (7)             8.2%

      All directors and executive officers
      as a group (8 persons)(2) (4)............   2,295,721                 50.3%

      *Represents less than 1% of Common Stock beneficially owned.

(1) The address of all of the persons named or identified above, except Hollybank Investments, LP, Blue Cross and Blue Shield of Texas, Inc. and Geralde Curtis, is c/o Managed Care Solutions, Inc., 7600 North 16th Street, Suite 150, Phoenix, Arizona 85020.

(2)   Includes 37,500,  15,000,  5,000, 12,500, 21,750 and 91,750 shares covered by options and/or warrants held by Mr. Burns, Mr. Brown, Dr. Lavizzo-Mourey, Mr. McNerney, Mr. Kennedy, and all directors and officers as a group, respectively, which were exercisable within sixty days of May 31, 1997 and such persons disclaim beneficial ownership of such shares.

(3)   Includes 33,333 shares owned by Mr. Jelinek's wife.

(4) Includes 77,922 shares which may be acquired upon conversion of $300,000 principal amount of Convertible Note of the Company and 10,000 shares covered by a currently exercisable stock purchase warrant. Both the Convertible Note and Stock Purchase Warrant are held by a trust created by Mr. Brown for the benefit of members his family, and of which Mr. Jelinek is one of the co-trustees.

(5) Represents shares as of March 10, 1997, as reported on Schedule 13D, Amendment No. 3. Hollybank Investments, LP disclaims beneficial ownership with respect to all of the shares for all purposes other than for reporting purposes on Schedule 13D. The address of Hollybank Investments, LP is One Financial Center, Suite 1600, Boston, Massachusetts, 02111.

(6) Represents 779,221 shares which may be acquired upon conversion of $3,000,000 principal amount of Convertible Secured Note of the Company and 100,000 shares covered by a currently exercisable stock purchase warrant. The address of Blue Cross and Blue Shield of Texas, Inc. is 901 S. Central Expressway, Richardson, Texas 75080.

(7) Includes 2,100 shares owned by Ms. Curtis' children. The address of Geralde Curtis is 2037 18th Street, Safford, Arizona 85546.

     The Company's Certificate of Incorporation authorizes 6.85 shares of Voting Preferred Stock, $1,000 par value, all of which are outstanding, as described below. Until May 31, 1998, the Voting Preferred Stock is entitled to 14,667 votes per share. After May 31, 1998, the Voting Preferred Stock has 220 votes per share. Richard C. Jelinek, Chairman and a director of the Company, who owns 15.1% of the Common Stock outstanding, owns all of the authorized and outstanding Voting Preferred Stock (representing 100,667 votes).

SECTION  16(a)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

      John Lingenfelter failed to timely file a Form 4 with respect to a purchase of 25,925 shares of Common Stock during the fiscal year ended May 31, 1997.

      Risa  Lavizzo-Mourey  failed to  timely  file a Form 4 with  respect  to a
purchase of  1,615  shares  of  Common  Stock   during  the  fiscal  year  ended
May 31, 1997.

      Ms. Curtis, who until May 1997 owned more than 10% of Common Stock, has failed to timely file four reports on Form 4 with respect to 19 transactions in which she sold an aggregate of 117,600 shares of Common Stock during the fiscal year ended May 31, 1997.

      Blue Cross and Blue Shield of Texas, Inc. failed to timely file a report on Form 3 with respect to their acquisition of a note, convertible to 779,221 shares of Common Stock and an acquisition of 100,000 warrants during the fiscal year ended May 31, 1997.

                            ELECTION OF DIRECTORS


     Six directors are to be elected at the Annual Meeting. The persons named below have been designated by the Board of Directors as nominees for election as directors, for terms expiring at the next Annual Meeting of Stockholders. In addition, information is provided concerning Walter J. McNerney, who has stated that he will take a medical leave of absence from the Board, effective as of the date of the Annual Meeting. The Board has appointed Mr. McNerney as Honorary Director during the period of his absence. All nominees are currently serving as directors.

      Unless authority is withheld, signed proxies which are returned in a timely manner will be voted for the election of the six nominees for director, provided that if any of such nominees should be unable to serve by virtue of an unexpected occurrence, the proxies will be voted for such other person or persons as will be determined by the holders of the proxies in their discretion. Nominees receiving a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote will be elected as directors.

      Biographical information concerning the six nominees is presented below.

      Richard C. Jelinek, age 60, Chairman of the Board of the Company, was co-founder of the predecessor of the Predecessor Corporation in 1969 and served as Chief Executive Officer of the Predecessor Corporation since its incorporation in December 1984 until February 1996. From 1983 to 1985 he was also Chairman of the Board and Chief Executive Officer of Mediflex Systems Corporation. Prior to 1969, Mr. Jelinek was Associate Professor of Industrial Engineering and Hospital Administration and Director, Systems Engineering Group, Bureau of Hospital Administration at The University of Michigan. He has a Ph.D. in Industrial Engineering from The University of Michigan. Mr. Jelinek also serves as a director of Medicus. He has been a director of the Predecessor Corporation since its incorporation in 1984 and of the Company and Medicus since the Distribution and Mergers.

      William G. Brown, age 54, is a partner of Bell, Boyd & Lloyd, Chicago, Illinois, counsel to the Company, and has been Secretary and a director of the Predecessor Corporation since its incorporation in December 1984 and of the Company and Medicus since the Distribution and Mergers. Mr. Brown is also a director of MYR Group, Inc., Dovenmuehle Mortgage, Inc. and CFC International, Inc.

      Risa Lavizzo-Mourey, M.D., age 42, is the Sylvan Eisman Professor of Medicine and Health Care Systems at the University of Pennsylvania and a board certified Internist and Geriatrician. Dr. Lavizzo-Mourey earned her medical degree at Harvard Medical School followed by a Masters of Business Administration at the University of Pennsylvania's Wharton School. After completing a residency in internal medicine at Brigham and Women's Hospital in Boston, Massachusetts, she was a Robert Wood Johnson Clinical Scholar at the University of Pennsylvania. She also held faculty appointments at the Harvard Medical School and Temple University Medical School. Dr. Lavizzo-Mourey has served on numerous Federal advisory committees and is now serving on President
Clinton's Commission for Consumer Protection and Quality in the Health Care Industry. Dr. Lavizzo-Mourey joined the Predecessor Corporation Board in April 1994 and has served as a director of the Company and Medicus since the Distribution and Mergers. She is also a director of Beverly Enterprises and Kapson Senior Quarters.

      James A. Burns, age 54, has been Vice Chairman of the Company since the Mergers and became Chief Executive Officer and President in August, 1996. Prior to that, he was President of MCSAZ since 1992. Previously, he served as President of Med*Star Management Corporation from 1990 through 1992, as Senior Vice President of Health Management Associates, Inc. from 1987 through 1990 and as Executive Vice President of Lincoln National Health Plan from 1984 through 1987.

      Henry Kaldenbaugh, M.D., age 52, is a founder of Ventana, AHC and MCSAZ, and has been a director of the Company since the March 1, 1996. He has been an officer and board member of Ventana and AHC since their inception and of MCSAZ since 1993. He has had a family medicine and pediatric practice in northern Arizona since 1977. Dr. Kaldenbaugh is board certified in pediatrics and quality assurance and utilization and review. Dr. Kaldenbaugh served as medical director of AHC from 1992 to the present and has been an officer or director of MCSAZ, AHC and Ventana since their inception. He served as Administrative Medical Director for Health Management Associates, Inc. from 1990 through 1991, for Northern Arizona Family Health Plan from 1988 through 1991, and for the Arbors Nursing Facility from 1984 through 1987. Dr. Kaldenbaugh received his medical degree from Baylor University.

      John Lingenfelter, M.D., age 69, is a founder of Ventana, AHC and MCSAZ, and has been a director of the Company since March, 1996. He has been an officer and board member of Ventana and AHC since their inception and of MCSAZ since 1993. Dr. Lingenfelter has engaged in the general practice of medicine in Kingman, Arizona since 1961. He served as Mohave County, Arizona Health Director from 1966 until 1982, Assistant County Medical Examiner from 1986 until 1987, Hospital District Board Trustee from 1988 to the present and has been Medical Director of the Kingman Health Care Center from 1985 to the present. Dr. Lingenfelter received his medical degree from the University of Iowa.

     Walter J. McNerney, age 72, Herman Smith Professor of Health Policy at the J.L. Kellogg Graduate School of Management, Northwestern University, has been unable to attend any meeting of the Board during the past year. From 1978 to 1981, Mr. McNerney was national President of the Blue Cross and Blue Shield Association. Mr. McNerney has also served as Chairman of the Board of McNerney Heintz, Inc., and served as a director of the Board of American Health Properties, Inc., Hanger Orthopedic Group, Inc., The Hospital Fund, Inc., Hospital Research and Educational Trust, Institute for the Future, Institute of Physician Management Relations, National Executive Service Corps., Osteotech Inc., The Stanley Works, Inc., Value Health, Inc. and Ventritex. He was first elected a director of the Predecessor Corporation in 1985 and has served as a director of the Company and Medicus since the Distribution and Mergers, and served as Chairman of the Board of the Company from March 1, 1996 to July 1, 1996. Mr. McNerney has stated that he will take a medical leave of absence from his duties as a director, effective as of the date of the Annual Meeting, due to health reasons. Therefore, he is not a nominee for election as a director at the Annual Meeting. However, the Board currently intends to increase the number of directors to seven, and to elect Mr. McNerney to the resulting vacancy, at such time as his health permits him to resume a full schedule of business activities. In the interim, the Board has appointed Mr. McNerney as Honorary Director of the Company.

                     MEETINGS AND COMMITTEES OF THE BOARD

     During the fiscal year ended May 31, 1997, the Board of Directors held 17 meetings. No director attended fewer than three-fourths of the aggregate number of meetings of the Board and of the committees described below on which he or she served during the past fiscal year, except that Walter McNerney was unable to attend any meetings. The Board has designated an Audit Committee, whose functions include making recommendations to the Board on the selection and retention of the Company's auditors, a Compensation Committee, whose functions include making recommendations to the Board regarding the salaries and bonuses to be paid, and a Stock Option Committee, whose functions include granting options under, and administering, the Company's stock option plans. William Brown, Richard Jelinek, Henry Kaldenbaugh and Risa Lavizzo-Mourey are currently the members of the Audit Committee; Mr. Brown, Dr. Kaldenbaugh and John Lingenfelter are currently the members of the Compensation Committee; and Mr. Jelinek and Dr. Lavizzo-Mourey are currently the members of the Stock Option Committee. During the fiscal year ended May 31, 1997, the Compensation Committee met one time, the Stock Option Committee met four times and the Audit Committee met one time.

                                 COMPENSATION

      Set forth below is information concerning the executive officers of the Company as of May 31, 1997. Information for James Burns, who became an executive officer of the Company on March 1, 1996, includes compensation received from MCSAZ prior to the Mergers during the fiscal year ended May 31, 1996.

                                     Summary Compensation Table
                                                                           Long-Term
                                        Annual Compensation               Compensation
                                                              Other       Securities
                                                             Annual       Underlying       All Other
Name and Principal            Fiscal    Salary    Bonus   Compensation    Options/SARs    Compensation
 Position (1)                  Year       ($)      ($)        ($)             (#)            ($) (4)
------------------            ------    ------    -----   ------------    ------------    ------------

James A. Burns
  Vice Chairman, President
  and Chief Executive Officer  1997    164,792        -         -                  -         8,955
  Vice Chairman                1996    162,319   75,000         -            150,000         1,568

Blaine Bergeson
 Chief Executive Officer       1997     36,459        -         -                  -        79,846
 Chief Executive Officer       1996    162,319   75,000         -            150,000         1,334

Michael J. Kennedy
  Chief Financial Officer      1997    125,000        -    31,809(2)          87,000(3)      1,458
  Chief Financial Officer      1996     16,098        -         -             87,000(3)          -

(1) Includes each person who served as the Chief Executive Officer during the most recent fiscal year and the other most highly compensated executive officers as measured by salary and bonus meeting the disclosure threshold requirements pursuant to Item 402 of S.E.C. Regulation S-K.

(2) The amount shown for Mr. Kennedy represent moving expense reimbursement of $31,809.

(3) The options shown as granted in fiscal 1997 to Mr. Kennedy reflect the repricing of the options originally granted in fiscal 1996.

(4) The amounts shown for Mr. Burns for fiscal 1997 include term life insurance premiums of $1,140, split dollar insurance premiums of $470 and auto allowance of $7,345. The amount shown for Mr. Bergeson represent severance pay of $58,333, vacation payout of $15,706, auto allowance of $1,625 and payment of additional medical benefits of $4,182. The Company has a contributory retirement savings plan which covers eligible employees who qualify as to age and length of service. Participants may contribute 1% to 15% of their salaries, subject to maximum contribution limitations imposed by the Internal Revenue Service. The amount shown for Mr. Kennedy represent Company contributions to his account in the amount of $1,458, under such plan.

OPTION / SAR  GRANTS  TABLE

      The following table provides information on stock options granted to the named executive officers during fiscal year 1997. The potential realizable value of each grant of options was determined assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10% as required pursuant to Item 402 of S.E.C. Regulation S-K.

                                   Option/SAR Grants in Last Fiscal Year
                                   -------------------------------------

                                                                                     Potential Realizable
                                                                                       Value at Assumed
                                                                                     Annual Rates of Stock
                                                                                     Price Appreciation for
                                           Individual Grants                          10-Year Option Term
                      -----------------------------------------------------------    ---------------------

                         Number of       % of Total
                        Securities      Options/SARs
                        Underlying       Granted to       Exercise
                       Options/SARs     Employees in       or Base     Expiration    5%(2)     10%(2)
      Name            Granted (#)(1)    Fiscal Year     Price ($/Sh)      Date        ($)       ($)
------------------    --------------    ------------    ------------   ----------    -----     ------

Michael J. Kennedy        87,000            36.3            3.25        4/27/06     177,820    450,631

(1) Options granted to Mr. Kennedy in fiscal year 1997 reflect the repricing of options originally granted in fiscal year 1996, and are exercisable starting 12 months after the original grant date, with 25 percent of the shares covered thereby becoming exercisable at that time and with an additional 25 percent of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION / SAR  EXERCISES  AND  YEAR-END  VALUATION

                               Aggregated Option/SAR Exercises in Last Fiscal Year
                               ---------------------------------------------------
                                         and FY-End Option/SAR Values
                                         ----------------------------

                                                            Number of Securities           Value of Unexercised
                                                           Underlying Unexercised          In-the-Money Options/
                                                           Options/SARs at FY-End             SARs at FY-End
                                                           ----------------------          ---------------------

                      Shares Acquired       Value
                      on Exercise(1)     Realized(2)    Exercisable    Unexercisable    Exercisable    Unexercisable
Name                       (#)               ($)            (#)             (#)             ($)            ($)
------------------    ---------------    -----------    -----------    -------------    -----------    -------------

James A. Burns              -                 -            37,500         112,500            -              -
Michael J. Kennedy          -                 -            21,750          65,250            -              -

(1)   Number of securities underlying options/SAR exercised.

(2) Market value of underlying securities on date of exercise, minus the exercise or base price.

DIRECTOR  COMPENSATION

      All directors of the Company are paid an annual retainer of $10,000. In addition, under the Company's 1995 Directors' Stock Option Plan, an option to purchase 20,000 shares of Common Stock is granted to each director of the Company who is not an officer, employee or greater than five percent stockholder of the Company at the time of such director's initial election to the Board. Under the Company's 1996 Non-Employee Director Stock Option Plan each non-employee director of the Company receives, on the date of each annual meeting of stockholders, an option to purchase 5,000 shares of the Common Stock. Options under each of the 1995 Directors Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan are for a term of ten years, become exercisable with respect to 25% of the shares covered thereby on each of the first four anniversaries of the date of grant and have an exercise price equal to the fair market value on the date of grant.

EMPLOYMENT  AGREEMENTS

      At the time of the Mergers, the Company entered into employment agreements with each Mr. Burns and Mr. Bergeson. Mr. Burns' agreement provides that he will receive a salary of at least $175,000 annually, and that if his employment is terminated by the Company (other than for cause), he will receive severance payments at the rate of $175,000 annually (i) until March 1, 1999, in the event of termination prior to March 1, 1998; (ii) for a period of one year if termination occurs between March 1, 1998 and March 1, 1999; (iii) until March 1, 2000 if termination occurs between March 1, 1999 and September 1, 1999; and (iv) for a period of six months if termination occurs after September 1, 1999.

      Mr. Bergeson's agreement also provided that he would receive a salary of at least $175,000 annually, and for severance payments at the rate of $175,000 annually for a period of one year if the Company terminated his employment (other than for cause).

      Each of Mr. Burns' and Mr. Bergeson's employment agreements further provided that in no event will severance pay exceed six months if at the time of termination the Company has not had net income after taxes during the preceding 12 months of at least $1,000,000. Each agreement also provided for the grant of options to purchase 150,000 shares of Common Stock (described elsewhere in this Proxy Statement).

      On August 16, 1996, Mr. Bergeson resigned as an officer and director of the Company and each of its subsidiaries.

COMPENSATION  AND  STOCK  OPTION  COMMITTEE  REPORT

      The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee and, with respect to stock options, the Stock Option Committee of the Board of Directors.

      COMPENSATION PHILOSOPHY

      The  Company  compensation  programs  are  designed  to  link  executives'
compensation to the performance of the Company and provide competitive compensation for Company executives relative to a select group of peer companies in order to attract and retain high caliber senior executives essential to the long-term prosperity of the Company. The compensation mix reflects a balance of annual base salary and equity-based incentives. Emphasis, however, is placed on the more strategic equity-based plans intended to build shareholder value and provide incentives to motivate executive behavior over the long term.

      COMPENSATION PROGRAM

      The Company's executive officer compensation consists of two key elements:
(1) an annual cash component comprised of base salary and (2) a long-term equity component with respect to which existing holdings of Common Stock are recognized and in appropriate cases stock options are granted. The policies with respect to each of these elements are described below.

      (1)  Annual Compensation

      Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it with other executive officer positions in the Company and the marketplace. For this purpose, the "market" consists of a broad range of companies with which the Company feels it competes for executive talent. This group is different than the peer group used for comparison purposes in the stock price performance graph that appears elsewhere in this Proxy Statement because the Company believes the market for executive talent extends to a broader range of companies than those included in the stock price performance graph.

      Annual salary adjustments are determined by a review of market research, Company performance (measured by earnings per share growth), the individual's contribution to that performance, and for executive officers responsible for particular business units, the financial and operating results of their business units. No specific weights are assigned to these factors.

      (2)  Long-Term Compensation

      To align shareholders' and executive officers' interests, the Company's long-term compensation plan uses stock option grants whose value is related to the value of Common Stock. Grants of stock options are made under the Company's 1995 and 1996 Stock Option Plans. In granting options, the Board takes into account existing holdings and options already held by each executive. The size of each option grant is determined by the individual's position within the Company, the individual's level of responsibility and the number of options currently held by the individual.

      Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Stock options generally vest in four annual increments and are exercisable up to ten years from the date granted. Both types of stock options provide incentive for the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation occurs in the price of Common Stock over a specified number of years.

      CEO COMPENSATION

      Each Mr. Burns and Mr. Bergeson were compensated pursuant to their employment agreements (described above under "Employment Agreements"), which were entered into at the time of the Mergers. In determining the level of compensation, Mr. Burn's and Mr. Bergeson's compensation level prior to the Mergers, their experience in the managed care industry, and their record leading the MCS Companies were all considered, although no specific weighting was assigned to these factors.

      POLICY WITH REGARD TO THE $1 MILLION DEDUCTION LIMIT

      In 1993, Section 162(m) was added to the Internal Revenue Code. This section generally limits to $1 million the tax deduction for compensation paid to executive officers of a publicly-held corporation who are named in the proxy statement, subject to an exception for a "performance - based" compensation plans as defined under that section. The Company's 1996 Stock Option Plan, as Amended, is intended to qualify as a "performance-based plan". The Compensation and Stock Option Committee has determined that the other compensation currently paid to the Company's executive officers is not expected to exceed the limitation as set forth in Section 162(m).

      The foregoing report has been approved by all members of the Compensation and Stock Option Committees.

                                       Richard C. Jelinek
                                       William G. Brown
                                       Henry Kaldenbaugh
                                       John Lingenfelter
                                       Risa Lavizzo-Mourey

OPTION REPRICING REPORT AND TABLE

      The  following  table  sets  forth  certain  information   concerning  the
repricing of stock options occurring since August 1, 1991, the date the Predecessor Corporation became a reporting company under the Securities Exchange Act of 1934.

                                          TEN YEAR OPTIONS/SAR REPRICING
                                          ------------------------------

                                      Number of
                                      Securities
                                      Underlying
                                      Options/       Market Price      Exercise Price                 Original Term
                                        SARs         of Stock at        at Time of          New        Remaining at
                                      Repriced or    Repricing or       Repricing or      Execise        Date of
Name                          Date    Amended (#)    Amendment ($)      Amendment ($)    Price ($)      Repricing
------------------            ----    -----------    -------------     --------------    ---------    -------------


Michael J. Kennedy          7/18/96      87,000          3.25              7.38            3.25        9 yr., 9 mo.
  Chief Financial Officer

Deborah R. Suckow (1)       2/27/93      10,000          8.75             10.00            8.75        9 yr., 4 mo.
  Vice President

Robert C. Steffel(1)        2/27/94       2,000          8.75             10.00            8.75        9 yr., 4 mo.
  Sr. Vice President         7/8/94       1,000         12.00             18.88           12.00        9 yr., 7 mo.
                             7/8/94      50,000         12.00             17.00           12.00        9 yr., 10 mo.

Donald Simborg (1)           7/8/94     170,000         12.00             17.00           12.00        9 yr., 10 mo.
  Sr. Vice President

Victor W. Sterne (1)        2/27/93       9,000          8.75             10.00            8.75        9 yr., 4 mo.
  Vice President

Carol Hayden (1)            2/27/93      10,000          8.75             10.00            8.75        9 yr., 4 mo.
  Vice President

Michael Minear (1)          2/27/93       2,000          8.75             10.00            8.75        9 yr., 4 mo.
  Vice President

George Whetsell (1)         2/27/93      60,000          8.75             10.00            8.75        9 yr., 4 mo.
  Vice President

Robert Barcklay (1)          7/8/94       2,000         12.00             18.88           12.00        9 yr., 7 mo.
  Vice President

Arlene Verona (1)            7/8/94      10,000         12.00             18.88           12.00        9 yr., 7 mo.
  Vice President

Roxane Spitzer-Lehmann (1)   7/8/94       5,000         12.00             17.00           12.00        9 yr., 10 mo.
  Vice President

Frank A. Pierce (1)          7/8/94      76,667         12.00             17.25           12.00        9 yr., 11 mo.
  Sr. Vice President

(1) The  repricings  of  stock  options  granted  to  Ms.  Suckow,  Mr. Steffel,
    Mr. Simborg, Mr. Sterne, Ms. Hayden, Mr. Minear, Mr. Whetsell, Mr. Barcklay, Ms. Verona, Ms. Spitzer-Lehmann, and Mr. Pierce were approved by the Predecessor Corporation's Board of Directors and occurred prior to the Distribution. For these individuals, the market prices, the original exercise prices and the new exercise prices shown in the Repricing Table are the actual prices at the time the repricings occurred and have not been adjusted to reflect the impact of the Distribution on these prices.

      On July 18, 1996, the Compensation and Stock Option Committee of the Existing Corporation's Board of Directors determined that certain stock options issued to employees of the Existing Corporation had an exercise price higher than the market price of the Existing Corporation's Common Stock. In light of the Committee's conclusion that such options were not providing the desired incentive, it replaced options with exercise prices of $7.38 per share with new stock options to purchase an identical number of shares of Existing Corporation Common Stock at the then current market price of $3.25.

PERFORMANCE  GRAPH

      The following graph compares the cumulative total shareholder return on Common Stock since March 1, 1996 (the effective date of the Mergers and the date on which the Common Stock began trading under the symbol MCSX) to that of the Nasdaq market index and Nasdaq Health Services index.

                               [GRAPHIC OMITTED]

                                                           May 31,
                                                       --------------
                                      March 1, 1996    1996      1997
                                      -------------    ----      ----

            Managed Care Solutions       100           152        76
            NASDAQ U.S.                  100           113       128
            NASDAQ Health Services       100           114        94

      The following graph compares the cumulative total shareholder return on Predecessor Corporation (then known as Medicus Systems orporation) Common Stock from June 1, 1992 to February 29, 1996 (the last trading day prior to the effective date of the Mergers) to that of the Nasdaq market index and an index comprised of the common stock of 13 peer companies that compete in the healthcare information systems industry. In calculating cumulative total shareholder return, reinvestment of dividends is assumed, and the returns of each member of the peer group are weighted for market capitalization.

                              [GRAPHIC OMITTED]

                                 1992    1993    1994    1995    1996 (1)
                                 ----    ----    ----    ----    --------

                 Medicus         100      78     149      90        82
                 NASDAQ U.S.     100     120     127     151       192
                 Peer Group      100     117     142     190       243


               (1) Data is shown as of the effective date of the Mergers.

      The peer group of companies was selected based upon their being in the business of healthcare information systems and related services. The companies in the peer group, which for performance graph purposes, does not include the Predecessor Corporation, are as follows: Access Health Marketing, First Data Corporation, GMIS, Inc., Health Management Systems, Health Risk Management, Keane, Inc., Medaphis Corporation, Medic Computer Systems, Mediware Informations Systems, Policy Management Systems, Shared Medical Systems, Spacelabs Medical, Inc. and US Services, Inc.

COMPENSATION   AND   STOCK   OPTION    COMMITTEE     INTERLOCKS   AND    INSIDER
PARTICIPATION

      Mr. Brown and Drs. Kaldenbaugh and Lingenfelter are currently members of the Compensation Committee and Mr. Jelinek and Dr. Lavizzo-Mourey are currently members of the Stock Option Committee. None of the Company's directors have interlocking or other relationships with other boards or the Company that require disclosure under Item 402(j) of S.E.C. Regulation S-K, except as described below.

      For the fiscal year ended May 31, 1997, the Company incurred legal fees for general legal services of $163,983 to the law firm of Bell, Boyd & Lloyd, of which William G. Brown, Secretary and a director of the Company, is a partner. In addition, the directors of the Company other than Mr. Brown approved a transaction pursuant to which a trust created by Mr. Brown, of which Richard C. Jelinek and Mr. Brown's brother are trustees, purchased from the Company on October 1, 1996, for a cash purchase price of $300,000, a convertible unsecured note in the principal amount of $300,000, due, if extended in accordance with its terms, on September 30, 2001, bearing interest at a rate of 8% per annum. Such note is convertible into Common Stock at a conversion price of $3.85 per share. The trust also received warrants to purchase 10,000 shares of Common Stock at an exercise price of $4.45 per share. The Stock Option Committee approved the grant to Mr. Brown of an additional option to purchase 25,000 shares of Common Stock at an exercise price equal to the market price at the date of closing of such transaction. During the fiscal year ended May 31, 1997, Dr. Kaldenbaugh served as a Medical Director of AHC, and the Company paid Medical Director fees of $60,000 to Dr. Kaldenbaugh.

      RELATIONSHIP BETWEEN MEDICUS AND THE COMPANY

      Messrs. Jelinek and Brown and Dr. Lavizzo-Mourey are each directors of both the Company and Medicus, and, prior to March 19, 1997, Mr. Jelinek was Chairman of Medicus, and Mr. McNerney was director of Medicus. In connection with the Distribution, the Company and Medicus entered into a Distribution Agreement and a Services Agreement.

      DISTRIBUTION AGREEMENT. The Distribution Agreement provides for, among other things, the principal corporate transactions which were required to effect the Distribution, the division between the Company and Medicus of certain liabilities, the treatment of certain employee compensation, benefit and labor matters, and certain other agreements governing the relationship between the Company and Medicus following the Distribution. Subject to certain exceptions, the Distribution Agreement is designed to place with Medicus and its subsidiaries, following the Distribution, financial responsibility for the liabilities of Medicus' businesses and for other corporate liabilities of the Predecessor Corporation, except those liabilities relating to businesses that relate specifically to the business of the Company.

      SERVICES AGREEMENT. The Company and Medicus have also entered into a Services Agreement (the "Services Agreement"), pursuant to which Medicus (i) was to make available to the Company certain services, including tax, accounting, data processing, cash management, employee benefits, monitoring, operational, supervisory, insurance purchasing and claims administration consulting services, and (ii) provide certain financial services to the Company, including analysis and advice regarding potential financial transactions (including but not limited to proposed issuances of debt or equity securities, proposed merger or asset acquisition or sale transactions and dividend, stock split or similar transactions), assistance in budget and forecast preparation, relations with financial analysts, financial press, and investors, and crisis management and control. Such services were to commence on the date of the Distribution and continue for one year. The Company paid Medicus $700,000 for such services during the twelve months ended May 31, 1997. In order to compensate Medicus for fixed costs incurred in making such services available, the Company was obligated to pay such fees whether or not it elected to utilize the services. The Services Agreement also provides that Medicus will not be liable for any losses or damages suffered in respect of services to be performed thereunder, other than by reason of its willful misconduct or gross negligence in performing such services.

      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS CONCERNING THE COMPANY AND ITS SUBSIDIARIES

      THE COMPANY. As of May 31, 1997, Dr. Kaldenbaugh owed $95,243 to the Company pursuant to a promissory note in the original principal amount of $94,000, with interest at the rate of 3%. The note was originally payable to Ventana, and was transferred to the Company during the fiscal year ended May 31, 1997. The note is payable upon demand. The purpose of this loan was to provide Dr. Kaldenbaugh funds to settle litigation in 1992 concerning a covenant not to compete to which he was subject.

      During fiscal 1997, the Company received $300,000 from Blue Cross and Blue Shield of Texas, Inc. ("BCBSTX") pursuant to an administrative services agreement between the Company and Rio Grande HMO, Inc., a subsidiary of BCBSTX, and $50,000 pursuant to a consulting agreement between the Company and BCBSTX.

      MCS AZ. In October 1995, MCSAZ borrowed $154,797 from a trust established by Dr. Lingenfelter, $51,555 from a trust established by Dr. Kaldenbaugh, and $43,464 from a trust established by Geralde Curtis, who was then a director and officer of the MCS Companies and currently owns approximately 6.5% of the Company's Common Stock. MCSAZ then loaned from these funds $118,153 each to Dr. Kaldenbaugh and Ms. Curtis pursuant to promissory notes due December 31, 2000 providing for interest to accrue at 8% per annum. The notes are secured by a pledge of the Company Common Stock received by Dr. Kaldenbaugh and Ms. Curtis in the Mergers in exchange for their stock in MCSAZ. The stock pledge also secures the above described loans from the trusts to MCSAZ. The purpose of the loans was to provide Dr. Kaldenbaugh and Ms. Curtis funds to pay taxes incurred as a result of their owning shares in AHC, then a Subchapter S corporation. As of May 31, 1997, $134,695 was outstanding under each of the loans to Dr. Kaldenbaugh and Ms. Curtis. On July 24, 1997, Ms. Curtis paid $118,153 in principal and $18,042 in accrued interest due to the Company pursuant to the Promissory Note.

      VENTANA. In October 1995, Dr. Kaldenbaugh borrowed $95,055 and Ms. Curtis borrowed $97,704 from Ventana pursuant to promissory notes due December 31, 2000 providing for interest to accrue at 8% per annum. The notes are secured by a pledge of the Common Stock received by Dr. Kaldenbaugh and Ms. Curtis in the Mergers in exchange for their stock in Ventana. The purpose of the loans was to provide Dr. Kaldenbaugh and Ms. Curtis funds to pay taxes as described in the preceding paragraph. As of May 31, 1997, $107,729 and $110,731 was outstanding under the loans to Dr. Kaldenbaugh and Ms. Curtis, respectively. On July 24, 1997, Ms. Curtis repaid all existing loans from Ventana.

      During fiscal 1997, Dr. Lingenfelter received total payments of $169,498 under risk sharing contracts between Dr. Lingenfelter and Ventana in Mohave
County, Arizona. As of May 31, 1997, Dr. Lingenfelter is owed an additional $290,776 pursuant to such contracts.

      ARIZONA HEALTH CONCEPTS. Dr. Lingenfelter and Dr. Kaldenbaugh received payments of $3,140 and $48,136, respectively, during fiscal year 1997 pursuant to risk sharing contracts with AHC. As of May 31, 1997, Dr. Lingenfelter and Dr. Kaldenbaugh are owed $4,573 and $5,805, respectively.

                             CERTAIN TRANSACTIONS

      For descriptions of certain transactions involving Messrs. Brown and Jelinek and Drs. Kaldenbaugh and Lingenfelter, see the information under the caption "Compensation - Compensation and Stock Option Committee Interlocks and Insider Participation."

                           INDEPENDENT ACCOUNTANTS

      Price Waterhouse LLP has been selected by the Board of Directors of the Company, upon the recommendation of its Audit Committee, to continue to act as auditors in fiscal 1998. A representative of Price Waterhouse LLP will be present at the Annual Meeting. He will have the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

                                ANNUAL REPORT

      The Company is delivering herewith to stockholders its Annual Report on Form 10-K for the fiscal year ended May 31, 1997. Stockholders are referred to this report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                          PROPOSALS BY STOCKHOLDERS

      Any proposals by stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than May 8, 1998.

                                OTHER MATTERS

      Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them, and the Company will, upon request, reimburse them for the reasonable expense of doing so. The entire cost of the solicitation will be borne by the Company.

      The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted with respect to such matters in accordance with the judgment of the persons acting under the proxies.

                                       By Order of the Board of Directors


                                          William G. Brown
                                          Secretary

--------------------------------------------------------------------------------
PROXY                                                                      PROXY
                      MANAGED CARE SOLUTIONS, INC.

                    Annual Meeting, October 10, 1997

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Richard C. Jelinek or James A. Burns or either of them, each with full power of substitution, is hereby authorized to vote all shares of Common Stock of Managed Care Solutions, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Managed Care Solutions, Inc. to be held on October 10, 1997, and at any adjournment thereof, as indicated herein.

The shares represented by this proxy will be voted as directed herein, but if no direction is given, the shares will be voted FOR all nominees listed in Item 1.

    PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

             (Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MANAGED CARE SOLUTIONS, INC.

 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                            ]

The Board of Directors Recommends a Vote "FOR" the Listed Proposal.

                                                                        FOR ALL
                                                    FOR ALL   WITHHOLD   EXCEPT

1. ELECTION OF DIRECTORS-

   Nominees:  Richard C. Jelinek, William G. Brown,
   Risa Lavizzo-Mourey, M.D., Henry M. Kaldenbaugh,
   M.D., John G. Lingenfelter, M.D., James A. Burns   /  /     /  /      /  /

   ------------------------------------------------
   (Except Nominee(s) written above)

2. In their discretion, on such other business as may properly come before the meeting


                                                Dated:-------------------, 1997

                                    Signature (s)------------------------------

                                      -----------------------------------------
                                      Please  sign  exactly  as  your  name  (or
                                      names)    appears    herein.    Executors,
                                      administrators, trustees and other signing
                                      in  a   representative   capacity   should
                                      indicate  the capacity in which they sign.
                                      Where  there is more than one owner,  each
                                      should sign.
--------------------------------------------------------------------------------